                                                                     Exhibit 4.5

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH SALE OR TRANSFER IS PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, ACCOMPANIED BY AN OPINION OF COUNSEL TO THE TRANSFEROR IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY.


                              ENDOREX CORPORATION
                              -------------------


                 Finder Warrant for the Purchase of Shares of
                                 Common Stock

No. CSWf-1                                                       226,190 Shares


     FOR VALUE RECEIVED, ENDOREX CORPORATION, a Delaware corporation (the "Company"), hereby certifies that Paramount Capital, Inc., its designee or its permitted assigns is entitled to purchase from the Company, at any time or from time to time commencing on October 12, 2000 and prior to 5:00 P.M., New York City time, on October 11, 2007, 226,190 fully paid and non-assessable shares of common stock, $.001 par value per share, of the Company for an aggregate purchase price of $1,187,497.50. (Hereinafter, (i) said common stock, $.001 par value per share, of the Company, is referred to as the "Common Stock"; (ii) the shares of the Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to as the "Warrant Shares"; (iii) the aggregate purchase price payable for the Warrant Shares purchasable hereunder is referred to as the "Aggregate Warrant Price"; (iv) the price payable (initially $5.25 per share subject to adjustment) for each of the Warrant Shares hereunder is referred to as the "Per Share Warrant Price"; (v) this Warrant and all warrants hereafter issued in exchange or substitution for this Warrant are referred to as the "Warrants"; (vi) the holder and any subsequent transferees of this Warrant is referred to as the "Holder" and the Holder of this Warrant and all other Warrants and Warrant Shares are referred to as the "Holders" and Holders of more than fifty percent (50%) of the outstanding Warrants and Warrant Shares are referred to as the "Majority of the Holders"); and (vii) the then Current Market Price per share of the Common Stock (the "Current Market Price") shall be deemed to be the last reported trade of the Common Stock on the trading day prior to such date or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices of the Common Stock on such day, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing sale price of the Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), or other similar organization if NASDAQ is no longer reporting such information, or, if the Common Stock is not reported on NASDAQ, the high per share sale price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or if not so available, the fair market value of the Common Stock as determined in good faith by the Board of Directors. The Aggregate Warrant Price is not subject to adjustment except as provided under Section 3(a) herein. The Per Share Warrant Price is subject to
No. CSWf-1                           - 1 -
adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares deliverable upon exercise of this Warrant shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.

          This Warrant, together with warrants of like tenor, constituting in the aggregate Warrants to purchase 226,190 Warrant Shares, was originally issued pursuant to a Finder Agreement dated February 29, 2000, as amended (the "Finder Agreement"), between the Company and Paramount Capital, Inc. in connection with a private placement by the Issuer (the "Offering") of 85.5 units (the "Units"), each Unit consisting of 21,164 shares of Common Stock and Warrants to purchase 5,291 shares of Common Stock at an exercise price of $5.91 per share.

1. Exercise of Warrant.

          (a) This Warrant may be exercised in whole at any time, or in part from time to time, but not for less than 5,000 Warrant Shares (unless the number of shares underlying this warrant is less than 5,000, in which case the Warrant shall be exercisable for such lesser number), commencing on October 12, 2000 and prior to 5:00 P.M., New York City time, on October 11, 2007 by the Holder:

          (i) by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Section 10(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part, with payment for the Warrant Shares made by certified or official bank check payable to the order of the Company; or

          (ii) by the surrender of this Warrant (with the cashless exercise form at the end hereof duly executed) (a "Cashless Exercise") at the address set forth in Section 10(a) hereof. Such presentation and surrender shall be deemed a waiver of the Holder's obligation to pay the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. In the event of a Cashless Exercise, the Holder shall exchange its Warrant for that number of Warrant Shares subject to such Cashless Exercise multiplied by a fraction, the numerator of which shall be the difference between the then Current Market Price and the Per Share Warrant Price, and the denominator of which shall be the then Current Market Price. For purposes of any computation under this Section 1(a), the then Current Market Price shall be based on the trading day prior to the Cashless Exercise.

          (b) If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock and the Holder is entitled to receive a new Warrant covering the Warrant Shares that have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

          (c) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person

No. CSWf-1                           - 2 -
entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date.

          (d) In the event that the closing bid price for any 20 consecutive Trading Days (used herein as defined in the Finder Agreement) is at least 250% of the Per Share Warrant Price, as adjusted, then upon 30 days prior written notice to the Holder, the Company shall have the right to redeem this Warrant for an aggregate amount equal to the then current Per Share Warrant Price multiplied by the number of shares of Common Stock issuable upon exercise of this Warrant at the time the Company exercises its right under this Section 1(d), to the extent this Warrant has not been exercised prior to the expiration of the 30 day notice period.

          2. Reservation of Warrant Shares; Listing.

          The Company agrees that, prior to the expiration of this Warrant, the Company shall at all times (a) have authorized and in reserve, and shall keep available, solely for issuance and delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer, other than under Federal or state securities laws, and free and clear of all preemptive rights and rights of first refusal and (b) the Company shall use its best efforts to keep the Warrant Shares authorized for listing on the American Stock Exchange or any national securities exchange or the Nasdaq Smallcap Market.

          3. Protection Against Dilution.

          (a) If, at any time or from time to time after the date of this Warrant, the Company shall distribute pro rata to the holders of shares of Common Stock evidence of its indebtedness, any other non-voting securities of the Company or any cash, property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Common Stock, referred to in Section 3(b), and also excluding cash dividends or cash distributions paid out of net profits legally available therefor in the full amount thereof (any such non-excluded event being herein called a "Special Dividend")), the Per Share Warrant Price shall be adjusted by subtracting from the Per Share Warrant Price then in effect the quotient of (i) the aggregate fair market value (as determined in good faith by the Company's Board of Directors) of the evidence of indebtedness, cash, securities or property, or other assets issued or distributed in such Special Dividend divided by (ii) the number of shares of Common Stock outstanding on the record date of such issuance or distribution; provided, however, that the Aggregate Warrant Price shall be reduced to an amount that is equal to the number of shares of Common Stock issuable upon exercise of this Warrant just prior to such Section 3(a) adjustment, multiplied by the Per Share Warrant Price after such Section 3(a) adjustment; no such adjustment in the Per Share Warrant Price pursuant to this
Section 3(a) will increase the number of shares of Common Stock issuable upon exercise of this Warrant at the time of such adjustment to the Per Share Warrant Price. An adjustment made pursuant to this Subsection 3(a) shall become effective immediately after the record date of any such Special Dividend.

          (b) In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Share Warrant Price shall be adjusted to be equal to a fraction, the numerator of which shall be the Aggregate Warrant Price and the denominator of which shall be the number of shares of Common Stock or other capital stock of the Company that the Holder would have owned immediately following such action had such

No. CSWf-1                           - 3 -

Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Subsection 3(b) shall become effective immediately after the record date in the case of a dividend or distribution, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

          (c) Except as provided in Subsections 3(a) and 3(d), in case the Company shall hereafter issue or sell any Common Stock, any securities convertible into Common Stock, any rights, options or warrants to purchase or otherwise receive issuances of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, in each case for a price per share or entitling the holders thereof to purchase Common Stock at a price per share (determined by dividing (i) the total amount, if any, received or receivable by the Company in consideration of the issuance or sale of such securities plus the total consideration, if any, payable to the Company upon exercise thereof (the "Total Consideration") by (ii) the number of additional shares of Common Stock issued, sold or issueable upon exercise of such securities) that is less than the then Current Market Price in effect on the date of such issuance or sale, then the Per Share Warrant Price shall be adjusted as of the date of such issuance or sale by multiplying the Per Share Warrant Price then in effect by a fraction, the numerator of which shall be (x) the sum of (A) the number of shares of Common Stock outstanding on the record date of such issuance or sale plus (B) the Total Consideration divided by the Current Market Price, and the denominator of which shall be (y) the number of shares of Common Stock outstanding on the record date of such issuance or sale plus the maximum number of additional shares of Common Stock issued, sold or issueable upon exercise or conversion of such securities.

          (d) No adjustment in the Per Share Warrant Price shall be required in the case of the issuance by the Company of Common Stock or any securities convertible into Common Stock, any rights, options or warrants to purchase or otherwise receive issuances of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock (i) pursuant to the exercise of any option or warrant; (ii) pursuant to the exercise of any stock options or warrants currently outstanding or securities issued after the date hereof pursuant to any Company benefit plan to officers, directors, consultants or employees, but only with respect to such warrants or stock options as are exercisable at prices no lower than the fair market value of the Common Stock as of the date of grant thereof or (iii) pursuant to the issuance, as consideration for an acquisition, in the good faith determination of the Board of Directors of the value of such consideration for the acquisition.

          (e) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as a entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this
Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this Section 3(e) shall similarly apply to successive

No. CSWf-1                           - 4 -
reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The Company shall require the issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant to be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than thirty (30) days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

          (f) No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock; provided, however, that any adjustments which by reason of this Subsection 3(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, however, that adjustments shall be required and made in accordance with the provisions of this Section 3 (other than this Subsection 3(f)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or Common Stock issuable upon the exercise hereof. All calculations under this Section 3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

          (g) Whenever the Per Share Warrant Price is adjusted as provided in this Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall promptly prepare a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants. The Company may, but shall not be obligated to unless requested by two-thirds of the Holders, obtain, at its expense, a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the Per Share Warrant Price and the number of Warrant Shares in effect after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants.

          (h) If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Common Stock other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Holders of the Warrants not less than ten (10) days prior to the record date fixed for determining stockholders entitled to participate in such dividend or other distribution.

          (i) If, as a result of an adjustment made pursuant to this Section 3, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Share Warrant Price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock.

No. CSWf-1                           - 5 -

          (j) Upon the expiration of any rights, options, warrants or conversion privileges with respect to the issuance of which an adjustment to the Per Share Warrant Price had been made, if such option, right warrant or conversion shall not have been exercised, the number of Warrant Shares purchasable upon exercise of this Warrant, to the extent this Warrant has not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the fact that Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion privileges, and (B) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of Warrant Shares purchasable upon exercise of this Warrant by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion privileges.

          (k) In case any event shall occur as to which the other provisions of this Section 3 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof then, in each such case, the Board of Directors of the Company shall in good faith determine the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Warrants. Upon such determination, the Company will promptly mail a copy thereof to the Holder of this Warrant and shall make the adjustments described therein.

          4. Fully Paid Stock; Taxes. The shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall at the time of such delivery, be duly authorized, validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal, and the Company will take all such actions as may be necessary to assure that the par value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company shall pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or any certificate thereof to the extent required solely because of the issuance by the Company of such security to the Holder.

          5. Registration Under Securities Act of 1933. (a) The Holder shall have the right to participate in the registration rights granted to purchasers of the Units pursuant to Article V of the subscription agreement (the "Subscription Agreement") between such purchasers and the Company that were entered into at the time of the initial sale of the Units. By acceptance of this Warrant, the Holder agrees to comply with the provisions in Article V of the Subscription Agreement to same extent as if it were a party thereto.

          (b) Until all of the Warrant Shares and any shares of Common Stock issuable pursuant to the Article V Rights (as defined below) with respect to the Warrant Shares have been sold under a Registration Statement or pursuant to Rule 144(k), the Company shall use its reasonable best efforts to file with the Securities and Exchange Commission all current reports and the information as may be necessary to enable the Holder to effect sales of its shares in reliance upon Rule 144(k) promulgated under the Act.

          6. Article V Rights. Upon exercise of this Warrant, the Holder shall be entitled to the contractual rights set forth in Article V of the Subscription Agreement pursuant to which the Units were sold with respect to any Warrant Shares acquired upon such exercise.

No. CSWf-1                           - 6 -

          7. Investment Intent; Limited Transferability.

          (a) The Holder represents, by accepting this Warrant, that it understands that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof. The Holder understands that it must bear the economic risk of its investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws or unless the requirements set forth in the legend at the beginning of this Warrant are satisfied.

          (b) The Holder, by its acceptance of this Warrant, represents to the Company that it is acquiring this Warrant and will acquire any securities obtainable upon exercise of this Warrant for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the "Act"). The Holder agrees that this Warrant and any such securities will not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Act and any applicable state securities laws or (ii) upon meeting the requirements set forth in the legend at the beginning of this warrant.

          (c) This Warrant may not be sold, transferred, assigned or hypothecated for six (6) months from the date hereof except, subject to Federal or state securities laws and the restrictions set forth herein (i) to any firm or corporation that succeeds to all or substantially all of the business of Paramount Capital, Inc., (ii) to any of the officers, employees, associates or affiliated companies of Paramount Capital, Inc., or of any such successor firm,
(iii) to any NASD member participating in the Offering or any officer or employee of any such NASD member or (iv) in the case of an individual, pursuant to such individual's last will and testament or the laws of descent and distribution, and is so transferable only upon the books of the Company which the Company shall cause to be maintained for such purpose. The Company may treat the registered Holder of this Warrant as it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or its duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered Holders of Warrant. All Warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the holder thereof shall be identical to those of the Holder.

          (d) The Holder represents to the Company that it is an "accredited investor" as defined under Rule 501 of the Act.

          8. Loss, etc., of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

          9. Warrant Holder Not Stockholder. This Warrant does not confer upon the Holder any right to vote on or consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, nor any other rights or liabilities as a stockholder,


No. CSWf-1                           - 7 -
prior to the exercise hereof; this Warrant does, however, require certain notices to Holders as set forth herein.

          10. Communication. Notices or other communications under this Warrant shall be effective and shall be deemed to have been given if the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

          (a) the Company at Endorex Corporation, 28101 Ballard Drive, Suite F, Lake Forest, IL 60045, Facsimile: (847) 573-9285, Attn: President, or such other address as the Company has designated in writing to the Holder, or

          (b) the Holder at c/o Paramount Capital, Inc., 787 Seventh Avenue, 48th Floor, New York, NY 10019 or other such address as the Holder has designated in writing to the Company.

          11. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

          12. Applicable Law. This Warrant shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof.

          13. Amendment, Waiver, etc. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company and the Majority of the Holders.


                    [REST OF PAGE INTENTIONALLY LEFT BLANK]


No. CSWf-1                           - 8 -

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its President and has caused its corporate seal to be hereunto affixed and attested by its Secretary this 12th day of April, 2000.


                                 ENDOREX CORPORATION



                                 By: _____________________________

                                 Name: Frank C. Reid
                                 Title: Vice President, Finance and
                                        Corporate Development

ATTEST:


______________________________________________________
Name: Michael S. Rosen
Title: Acting Secretary

[Corporate Seal]

No. CSWf-1                           - 9 -

                              SUBSCRIPTION (cash)
                              ------------

          The undersigned, ___________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase ____________________ shares of the Common Stock, par value $.001 per share, of Endorex Corporation covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.


Dated:_______________              Signature:____________________

                                   Address:______________________



                               CASHLESS EXERCISE
                               -----------------

          The undersigned ___________________, pursuant to the provisions of the foregoing Warrant, hereby elects to exchange its Warrant for ___________________ shares of Common Stock, par value $.001 per share, of Endorex Corporation pursuant to the Cashless Exercise provisions of the Warrant.

Dated:_______________              Signature:____________________

                                   Address:______________________

No. CSWf-1                           - 10 -

                                  ASSIGNMENT
                                  ----------

          FOR VALUE RECEIVED _______________ hereby sells, assigns and transfers unto ____________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _____________________, attorney, to transfer said Warrant on the books of Endorex Corporation.

Dated:_______________              Signature:____________________

                                   Address:______________________


                              PARTIAL ASSIGNMENT
                              ------------------

          FOR VALUE RECEIVED _______________ hereby assigns and transfers unto ____________________ the right to purchase _______ shares of Common Stock, par value $.001 per share, of Endorex Corporation covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint ____________________, attorney, to transfer such part of said Warrant on the books of Endorex Corporation.

Dated:_______________              Signature:____________________

                                   Address:______________________

No. CSWf-1                           - 11 -